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                                                                      Exhibit 21

                         Subsidiaries of the Company

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Name                                 State of          d/b/a Name
                                     Incorporation
--------------------------------------------------------------------------------
+ ATS Acquisition Corporation        Delaware          None

+ KST Acquisition Corporation        Delaware          None

+ TBMA Acquisition Corporation       Delaware          None

+ CDC Acquisition Corporation        Delaware          None

+ CSII Acquisition Corporation       Delaware          None

+ AMCS Acquisition Corporation       Delaware          None

* American Teleconferencing          Missouri          None
Services, Ltd.

* Telephone Business Meetings, Inc.  Delaware          Access Teleconferencing
                                                       International

* Conference Source International,   Georgia           None
Inc.

* Communication Development          Connecticut       None
Corporation

* Kendall Square Teleconferencing,   Massachusetts     The Conference Center
Inc.                                                   f/k/a Teleconversant

* American Conferencing Company,     New Jersey        a/k/a Americo
Inc.


*  Call Points Acquisition           Delaware          None
** Corporation
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+ A Subsidiary of the Company which will merge into one of the Founding
  Companies effective upon the Closing of the Public Offering.

* Will be a Subsidiary of the Company effective upon the Closing of the Public Offering.

** A Subsidiary of the Company which will acquire substantially all the assets of Call Points, Inc. effective upon the Closing of the Public Offering.